NON-MATERIAL AMENDMENT TO

DISTRIBUTION PLAN OF

DOMINION FUNDS, INC.

This is a Non-Material Amendment dated April 5, 2012 to the Distribution Plan of Dominion Funds, Inc.

1.

Delete all references to “Dominion Insight Growth Fund Series” and replace with “Foxhall Global Trends Fund, Foxhall Gold and Precious Metals Fund and Foxhall Asian & Emerging Markets Fund”. Throughout the Distribution Plan, these are referred to individually as a “Fund” or the “Funds,” as the context may indicate.

2.

Delete all references to “Dominion Capital Corporation” and replace with “Company’s Distributor.”

3.

Section 4(b), delete the text, “substantially in the form attached hereto as Exhibit A” and delete accompanying Exhibit A.

4.

Section 4(c), delete the text, “substantially in the Form attached hereto as Exhibit B” and delete accompanying Exhibit B.

DOMINION FUNDS, INC.

On behalf of its Foxhall Global Trends Fund, Foxhall Gold and Precious Metals Fund and Foxhall Asian & Emerging Markets Fund

By: /s/ Paul Dietrich

Name: Paul Dietrich

Title: President